                                                                   EXHIBIT 10.10

                        ASSET PURCHASE AND SALE AGREEMENT

      THIS AGREEMENT (this "Agreement") is dated as of January 31, 2001 (the "Effective Date"), and is by and among Alan Greene, M.D., an individual resident of California ("AG"), Cheryl Lorraine Greene, an individual resident of California ("CLG"; collectively with AG, the "Purchasers"), and adam.com, Inc., a Georgia corporation ("Seller").

                                   BACKGROUND

            Seller is the owner of a web site on the Internet at http://www.drgreene.com (the "Site"). Seller purchased and acquired the domain name and Internet protocol address of the Site, and all rights, title and interests in the text, images, ideas, content, trademarks, service marks, trade names and other copyrightable material of every kind and description found on the Site as of July 31, 1999, and certain computer hardware, software and other assets, from the Purchasers pursuant to that certain Asset Purchase and Sale Agreement dated July 31, 1999 (the "Prior Agreement"). Seller has revised its business plan and, consequently, the Purchasers and Seller have reached an agreement whereby Seller will sell, assign, grant, convey, and transfer the Site to Purchasers in accordance with the terms and conditions of this Agreement.

      The parties agree as follows:

                                   SECTION 1
                                 SALE OF ASSETS

      1.1 Seller hereby sells, assigns, transfers, grants, conveys and relinquishes exclusively to Purchasers, and Purchasers hereby purchase and acquires from Seller, the following (collectively, the "Assets"), free and clear of all mortgages, liens, pledges, security interests, charges, claims, restrictions and encumbrances of any nature whatsoever:

            (a) Except for the Excluded Assets (as defined below), all of Seller's worldwide rights, title, and interests in the Site and all tangible and intangible property comprising the Site,, including:

                  (i) The domain name and Internet protocol address of the Site;

                  (ii) All of the images and pictures displayed at the Site on and prior to the Effective Date;

                  (iii) Title to and possession of all electronic and hard copy versions of the media that constitute all copies and versions of the text and content of the Site, their respective component parts, and all documentation relating thereto;

                  (iv) All copyright interests owned or claimed by Seller pertaining to the content of the Site, together with any and all other copyright interests relating thereto accruing by reason of U.S. or international copyright conventions (collectively, the "Copyright Interests");

                  (v) All rights, title, and interests of Seller in and to the inventions, discoveries, improvements, ideas, trade secrets, know-how, confidential information and all other intellectual property owned or claimed by Seller pertaining to the Site;

                  (vi) All interests owned or claimed by Seller in the trademarks, service marks and trade names listed on Schedule 1.1(a)(vi), together with all U.S. and foreign applications and registrations therefor, accompanied by the goodwill of all business connected with the use of and symbolized by such marks including the right to sue for, settle, or release any past, present, or future infringement thereof or unfair competition involving the same (collectively, the "Trademark Interests"); and

                  (vii) All rights, title, and interests, and benefit of Seller in, to, and under all agreements, contracts, licenses, and leases entered into by Seller (all such agreements are listed on Schedule 1.1(a)(vii)), or having Seller as a beneficiary, pertaining to the Site.

            (b) All equipment, business machines, computer hardware and software, tooling and other fixed assets or personal property identified on Schedule 1.1(b) (collectively, the "Personal Property").

            (c) All inventory of the text and content of the Site owned by Seller, any public relations and marketing and promotional items related to the Site, and any artwork or related materials related to the Site(collectively, the "Inventory"), including the items listed on
      Schedule 1.1(c) but specifically excluding the Excluded Assets.

            (d) All of Seller's information, files, correspondence, records, data, plans and recorded knowledge that relate to the Site, including customer and supplier lists and data on traffic to the Site (collectively, the "Books and Records").

            (e) All of the goodwill of Seller relating to the Site.

      1.2 Notwithstanding anything to the contrary in this Agreement, the term "Assets" as used in this Agreement shall not include, nor shall any provision of this Agreement be construed to involve any transfer, sale, assignment or grant of rights with respect to, any of the items listed in Schedule 1.2 (collectively, the "Excluded Assets").

      1.3 In consideration for transfer of the Assets, and subject to the terms and conditions of this Agreement, Purchasers shall deliver to Seller at the Closing an aggregate of 70,464 shares (collectively, the "adam.com Shares") of the common stock of Seller, $.01 par value ("Common Stock"), previously issued to AG and CLG pursuant to the Prior Agreement. Such number of adam.com Shares shall be adjusted for stock splits, stock dividends, and the like relating to the Common Stock occurring before the Closing Date (as defined below).

      1.4 Purchasers do not assume any liability or obligation of Seller (whether or not related to the Assets) and shall not be responsible for any debts, liabilities or obligations of Seller whether occurred now or hereafter and whether known, unknown, contingent or otherwise.

      1.5 On the Closing Date, Seller shall forgive the principal and accrued interest owed to Seller by AG and CLG pursuant to a loan, in the aggregate principal amount of $325,000, as evidenced by that certain loan agreement dated as of March 30, 2000 by and among the Seller, AG and CLG.

      1.6 In connection with the sale of the Assets to Purchasers, (i) AG shall become an employee of Seller pursuant to Sections 9.2 and 10.2 of this Agreement, (ii) Purchasers shall cause Greene Ink, Inc., a wholly owned corporation controlled by the Purchasers ("Greene Ink") to enter into licensing arrangements pursuant to Sections 9.3 and 10.3 of this Agreement and (iii) Seller shall enter into licensing arrangements pursuant to Sections 9.3 and 10.3 of this Agreement.

      1.7 The Employment Agreement between AG and Seller dated as of July 31, 1999 and the Employment Agreement between CLG and Seller dated as of July 31, 1999 shall each terminate and become null and void on the Closing Date; provided that Sections III, VI, VII, IX, X and XIII of each employment agreement shall survive termination of such employment agreement.

      1.8 The Prior Agreement shall automatically terminate, and all obligations and covenants arising out of the Prior Agreement shall automatically terminate on the Closing Date.

      1.9 All options to purchase the Common Stock previously granted to AG and CLG, including those listed on Schedule 1.8 attached hereto, shall automatically become fully vested on the Closing Date. Each of AG and CLG covenant that he or she will abide and comply with Seller's Insider Trading and Tipping Policy.

      1.10 The License Agreement between AG and Seller dated as of July 30, 1999 shall terminate and become null and void on the Closing Date.

      1.11 Purchasers and/or Greene Ink may, but is under no obligation to, offer employment to the Seller employees listed in Schedule 1.11, as well as to any former Seller employees

                                   SECTION 2
              DELIVERY OF INSTRUMENTS, PHYSICAL OBJECTS AND PAYMENT

      2.1 Upon the terms and subject to the conditions of this Agreement, the sale of the Assets shall take place at a closing (the "Closing") to be held at the offices of King & Spalding, 191 Peachtree Street, Atlanta, Georgia 30303, at 1:00 p.m., local time, on January 31, 2001 or at such other time or such other date or such other place and before such notary as Seller and Purchasers shall agree to in writing (the "Closing Date").

      2.2 At or prior to the Closing or at a reasonable time thereafter, Seller will deliver to Purchasers:

            (a) All system and user documentation pertaining to the Site in Seller's possession, including design or development specifications and related correspondence and memoranda;

            (b) All necessary consents to the assignment by Seller and assumption by Purchasers of the rights and obligations under any contract relating to the Site; and

            (c) All Inventory, Books and Records and Personal Property in Seller's possession.

      2.3 At the Closing or at a reasonable time thereafter, AG and CLG will deliver to Seller certificates representing the adam.com Shares (as adjusted).

                                   SECTION 3
                       ADDITIONAL COVENANTS AND AGREEMENTS
                                 OF THE PARTIES

     3.1 To effect the transfer of ownership of the Trademark Interests to Purchasers, including the goodwill of all business connected with the use of and symbolized by the Trademark Interests, Seller will:

            (a) Furnish Purchasers with the files in Seller's possession, evidencing all proceedings involving the Trademark Interests;

            (b) Execute the Assignment of Intellectual Property substantially in the form attached hereto as Exhibit A; and

            (c) Provide all reasonable assistance to Purchasers in preparing applications for registration of all non-registered trademarks, service marks and trade names pertaining to the Site and when reasonably requested by Purchasers, provided that any out of pocket expenses associated therewith shall be borne by Purchasers.

      3.2 Seller covenants not to use or display the Trademark Interests, or any mark confusingly similar thereto, anywhere in the world, except under the terms of an agreement granting such rights, and further covenants not to contest or challenge the validity of the Trademark Interests, any applicable registrations thereof or the ownership of the Trademark Interests by Purchasers.

      3.3 To effect the transfer of ownership of the Copyright Interests to Purchasers, Seller will execute the Assignment of Intellectual Property substantially in the form attached hereto as Exhibit A.

      3.4 Seller covenants to use its reasonable best efforts to provide all existing documentation relating to the Site or Assets in its possession and to do all things that Purchasers reasonably request to transfer the Assets.

                                   SECTION 4
                         REPRESENTATIONS AND WARRANTIES

      4.1 Except as set forth on Schedule 4.1, Seller represents and warrants to Purchasers as follows:

            (a) Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Georgia. Seller has the requisite power and authority to own, lease and operate its assets and properties, to carry on its business as now being conducted and to perform the terms of this Agreement and the transactions contemplated hereby. Seller is duly qualified to conduct its business, and is in good standing, in each jurisdiction where the ownership or leasing of its properties or the nature of its activities in connection with the conduct of its business makes such qualification necessary.

            (b) The execution and delivery of this Agreement by Seller and the consummation by Seller of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of Seller are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Seller and, assuming the due authorization, execution and delivery by Purchasers, constitutes a legal, valid and binding obligation of Seller, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditors' rights generally and by the application of general principles of equity.

            (c) The execution and delivery of this Agreement by Seller does not, and the performance by Seller of its obligations under this Agreement, will not, (i) conflict with or violate the certificate of incorporation or bylaws of Seller or (ii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Seller is a party or by which Seller is bound, or to which any of its properties or assets is subject.

            (d) To the extent the Purchasers do not have any knowledge to the contrary, Seller has good and marketable title to the Assets, free and clear of any liens, claims, encumbrances, rights or equities whatsoever of any third party. Purchasers will receive, as of the Closing Date, all of Seller's complete and exclusive rights, title, and interests in and to the Assets.

            (e) To the extent the Purchasers do not have any knowledge to the contrary, the Site is free and clear of all liens, claims, encumbrances, rights, or equities whatsoever of any third party.

            (f) No litigation regarding the Site, the content of the Site, or the Assets is pending or has been threatened since July 31, 1999.

            (g) To Seller's knowledge, all copyright registrations, or applications therefor, with respect to the Copyright Interests are listed on Schedule 4.1(g).

            (h) To Seller's knowledge, all trademark, service mark, trade name or similar registrations, or applications therefor, with respect to the Trademark Interests are listed on Schedule 4.1(h).

            (i) To Seller's knowledge, all agreements, arrangements or understandings in effect with respect to the Assets are listed on Schedule 4.1(i).

            (j) Seller has not been a party to any license or other agreement related to the Site or its content requiring the payment of a royalty since July 31, 1999.

            (k) Seller has and will convey to Purchasers at the Closing good and marketable title to the Assets free and clear of all liens, pledges, security interests, charges, claims, restrictions and encumbrances of any nature whatsoever.

            (l) There are no existing agreements, options, commitments or rights with, of or to any person to acquire any of the Assets or any interest in the Site.

            (m) No representation, warranty or covenant made by Seller in this Agreement, the Schedules or the Exhibits attached hereto or any information provided by Seller to Purchasers in connection with the acquisition described in this Agreement contains an untrue statement of a material fact.

            (n) Seller does not use any of the customer information it receives through the Site in an unlawful manner or in a manner violative of the rights of privacy of its customers. To the extent the Purchasers do not have any knowledge to the contrary, Seller does not, and has not, collected personally identifiable information from viewers of the Site except in a manner disclosed in a privacy statement prominently displayed on the Site. To the extent the Purchasers do not have any knowledge to the contrary, Seller has reasonably adequate security measures in place to protect the customer information it receives through the Site from illegal use by third parties or use by third parties in a manner violative of the rights of privacy of its customers. To the extent the Purchasers do not have any knowledge to the contrary, Seller does not guarantee security of any information it receives from its customers from the Site.

      4.2 Each Purchaser represents and warrants to Seller as follows:

            (a) Purchaser has the requisite power and authority to perform the terms of this Agreement and the transactions contemplated hereby.

            (b) This Agreement has been duly executed and delivered by Purchaser and, assuming the due authorization, execution and delivery by Seller, constitutes a legal, valid and binding obligation of Purchaser, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditors' rights generally and by the application of general principles of equity.

            (c) The execution and delivery of this Agreement by Purchaser does not, and the performance by Purchaser of his or her obligations under this Agreement, will not, result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Purchaser is a party or by which Purchaser is bound, or to which any of their properties or assets is subject.

                                   SECTION 5
                               FURTHER ASSURANCES

      Seller will execute and deliver such further conveyance instruments and take such further actions as may be necessary or desirable to evidence more fully the transfer of ownership of all of the Assets to Purchasers. Seller therefore agrees:

            (a) To execute, acknowledge, and deliver any affidavits or documents of assignment and conveyance regarding the Assets reasonably requested by Purchasers;

            (b) To provide testimony in connection with any proceeding affecting the rights, title, or interests of Purchasers in the Assets; and

            (c) To perform any other acts Purchasers reasonably deem necessary to carry out the intent of this Agreement.

                                   SECTION 6
                                    RESERVED

                                   SECTION 7
                            ACKNOWLEDGMENT OF RIGHTS

      In furtherance of this Agreement, Seller hereby acknowledges that, from and after the Effective Date, to the Seller's knowledge, Purchasers have acceded to all of Seller's rights, title, and standing to:

            (a) Receive all rights and benefits pertaining to the Site and the Assets;

            (b) Institute and prosecute all suits and proceedings and take all actions that Purchasers, in their sole discretion, may deem necessary or proper to collect, assert, or enforce any claim, right, or title of any kind in and to any and all of the Site and the Assets; and

            (c) Defend and compromise any and all such action, suits, or proceedings relating to such transferred and assigned rights, title, interest, and benefits, and perform all other such acts in relation thereto as Purchasers, in their sole discretion, deem advisable.

                                   SECTION 8
                                 INDEMNIFICATION

      8.1 Seller agrees to indemnify and hold harmless Purchasers, its successors and assigns, including any subsidiary, officer, director, employee, agent, contractor, licensee or customer, from and against any loss, liability, claim or damage (including court costs and Attorneys' fees) sustained by it or them as a result of (1) any liability or obligation relating to the Assets, the Site or any of the content not expressly assumed by Purchasers (a "Commercial Claim"), or (2) any breach by Seller of any of its representations, warranties or covenants under this Agreement (a "Misrepresentation Claim") (all of which will survive Closing of this Agreement for a period of two (2) years from the Closing Date), provided, however, absent fraud, that the total maximum financial liability of Seller hereunder shall not exceed an amount equal to $1,000,000 plus court costs, Attorneys' fees and other defense costs not to exceed $500,000 in the aggregate.

      8.2 Nothing in this Section 8.2 is intended to limit any legal or contractual obligation of Seller in the event of fraud by Seller. Otherwise, however, Seller shall have no indemnification liability under Section 8.1, unless it has received from Purchasers written notice of the alleged loss, liability, claim or damage within a reasonable time after the loss, liability, claim or damage arises and, in any event, prior to the second (2nd) anniversary of the Closing Date (the "Claim Notice"). Furthermore, Seller shall have no indemnification liability with respect to a Commercial Claim, unless Seller is given (i) the right to control and direct the investigation and defense of such claim and (ii) the right to control the settlement thereof so long as any such settlement proposes no obligations or liabilities on Purchasers.

                                   SECTION 9
                         CONDITIONS TO THE OBLIGATION OF
                               PURCHASERS TO CLOSE

      The obligation of Purchasers to close the transaction and to deliver the adam.com Shares at the Closing and to perform any obligations hereunder shall be subject to the satisfaction as determined by, or waiver by, Purchasers of the following conditions on or before the Closing Date.

      9.1 The representations and warranties made by Seller in Section 4.1 shall be true and correct in all material respects on the Closing Date.

      9.2 Seller and AG shall have duly executed and delivered the Employment Agreement, substantially in the form attached hereto as Exhibit B.

      9.3 Greene Ink and Seller shall have duly executed and delivered the Limited License Agreement, substantially in the form attached hereto as Exhibit C.

      9.4 No action, suit, proceeding, claim or dispute shall have been brought or otherwise arisen at law, in equity, in arbitration or before any governmental authority against Seller which would, if adversely determined, have a material adverse effect on the ability of Seller to perform its obligations under this Agreement or any of the other transaction documents.

      9.5 Seller shall have duly executed and delivered the Bill of Sale, substantially in the form attached hereto as Exhibit E.

                                   SECTION 10
                         CONDITIONS TO THE OBLIGATION OF
                                 SELLER TO CLOSE

      The obligation of Seller to close the transaction and to deliver the Assets at the Closing and to perform any obligations hereunder shall be subject to the satisfaction as determined by, or waiver by, Seller of the following conditions on or before the Closing Date.

      10.1 The representations and warranties made by Purchasers in Section 4.2 shall be true and correct in all material respects on the Closing Date.

      10.2 Seller and AG shall have duly executed and delivered the Employment Agreement, substantially in the form attached hereto as Exhibit B.

      10.3 Greene Ink and Seller shall have duly executed and delivered the Licensing and Distribution Agreement, substantially in the form attached hereto as Exhibit D.

                                   SECTION 11
                                   TERMINATION

      11.1 This Agreement may be terminated at any time prior to the Closing Date (the "Termination Date"):

            (a) in writing by mutual agreement by Purchasers and Seller;

            (b) by written notice from Seller to Purchasers, if between the date hereof and the Closing Date: (i) there shall have been a breach of any material representation or warranty of a Purchaser contained in this Agreement or (ii) Purchasers shall not have complied with any material covenant or agreement to be complied with by it and contained in this Agreement; and

            (c) by written notice from Purchasers to Seller, if between the date hereof and the Closing Date: (i) there shall have been a breach of any material representation or warranty of Seller contained in this Agreement, or (ii) Seller shall not have complied with any material covenant or agreement to be complied with by it and contained in this Agreement.

      11.2 If this Agreement is terminated pursuant to this Section 11, this Agreement shall forthwith cease to have effect by and among the parties and all further obligations of the parties shall terminate without further liability.

                                   SECTION 12
                                  MISCELLANEOUS

      12.1 This Agreement will inure to the benefit of, and be binding upon, the parties hereto, together with their respective legal representatives, successors, and assigns.

      12.2 This Agreement will be governed by, and construed in accordance with, the laws of the State of Georgia, excluding its principles of conflicts of law. Purchasers may only commence legal proceedings against Seller in a state court located in the County of Fulton, State of Georgia or a federal court located in the Northern District of Georgia, and Seller may only commence legal proceedings against Purchasers in a state court located in the County of San Francisco, State of California or a federal court located in the Northern District of California.

      12.3 This Agreement (along with the agreements expressly contemplated hereby) merges and supersedes all prior and contemporaneous agreements, assurances, representations, and communications between the parties.

      12.4 All notices and other communications to be given by either party to this Agreement to the other party hereto will be in writing, and will be given by personal delivery or by depositing such notice in the United States mail, postage prepaid, certified mail, return receipt requested, addressed as follows:

            If to Purchasers:             900 Crow Canyon Road, Suite S220
                                          Danville, CA  94506
                                          Telephone No.: 925/964-1793
                                          Facsimile No.: 925/964-1794

            If to Seller:                 adam.com, Inc.
                                          1600 RiverEdge Parkway
                                          Suite 800
                                          Atlanta, Georgia  30328
                                          Attn: Mr. Michael S. Fisher

                                          Telephone No.:  770/541-5070
                                          Facsimile No.:   770/989-4970

Any party to whom notices are being sent pursuant to this Agreement may, from time to time, change its address for future communications hereunder by giving notice in the manner described herein to the other party hereto. Notices will be deemed given on the date delivered (provided that, in the case of notice sent by facsimile, sender receives a facsimile report indicating that the facsimile was sent in its entirety to the facsimile number of the addressee).

      12.5 The parties will pay the fees and expenses of their respective consultants, counsel, accountants and other experts, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.

      12.6 The terms of this Agreement may not be amended, modified or eliminated, and the observance or performance of any term, covenant, condition or provision herein may not be waived except by written consent of the party charged with such amendment, modification or waiver. Failure of any party to insist upon the strict performance of any provision of this Agreement or to exercise any right or remedy under this Agreement shall not be deemed a waiver of any right or remedy with respect to any existing or subsequent breach or default; the election by any party of any particular right or remedy shall not be deemed to exclude any other; and all rights and remedies of all parties shall be cumulative.

      12.7 If any provision of this Agreement is contrary to, prohibited by or deemed invalid under applicable laws or regulations, such provisions will be inapplicable and deemed omitted to the extent so contrary, prohibited or invalid, but the remainder of this Agreement will not be invalidated thereby and will be given effect so far as possible. If any provision of this Agreement is contrary to, prohibited by or deemed invalid under the laws and regulations of one jurisdiction, said provision is not thereby rendered invalid in any other jurisdiction.

      12.8 This Agreement may be executed in two or more counterparts, or any number of duplicate originals, each of which will be deemed an original, but all of which together will constitute one and the same instruments.

      12.9 The following rules of interpretation must be applied in interpreting this Agreement: (1) the section headings used in this Agreement are for reference and convenience only, and will not enter into the interpretation of this Agreement, (2) all references to Sections and Exhibits are to Sections in this Agreement and Exhibits to this Agreement, as the case may be, (3) the provisions of the Exhibits are incorporated in this Agreement, and (4) as used in this Agreement, the term "including" will always be deemed to mean "including without limitation."

      12.10 Any disclosure made in any Schedule to this Agreement which should, based on the substance of such disclosure, be applicable to another Schedule to this Agreement shall be deemed to be made with respect to such other Schedule regardless of whether or not a specific reference is made thereto; provided that the description of such item on a Schedule is such that the Purchasers could reasonably be expected to ascertain that such disclosure would relate to such other provision of this Agreement.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date shown above.


                                       ADAM.COM, INC.


                                       By: /s/ ROBERT S. CRAMER, JR.
                                           -----------------------------------
                                           Robert S. Cramer, Jr.
                                           Chairmand and CEO


                                       PURCHASERS:


                                       ALAN GREENE, M.D.

                                       /s/ ALAN GREENE, M.D.
                                       ---------------------------------------



                                       CHERYL LORRAINE GREENE

                                       /s/ CHERYL LORRAINE GREENE
                                       ---------------------------------------

                               Schedule 1.1(a)(vi)

                               Trademark Interests


1.    "Dr. Greene's HouseCalls"

2.    "DrGreene.com"

3.    "Pediatric Wisdom for the Information Age"

Dr. Greene's HouseCalls' logos will be provided to Purchasers on CD-ROM.

                              Schedule 1.1(a)(vii)

                               Assumed Agreements


1.    Agreement with Network Solutions for domain name www.drgreene.com

                                 Schedule 1.1(b)

                                Personal Property


1.    Silicon Graphics "Indy" computer

2.    Cosmo Create and PhotoShop application software programs

3.    Dr. Greene's HouseCalls letterhead stationery and business cards

4.    ThinkPad 770E

5.    Dell Dimension

6.    ThinkPad 770

7.    Inspiron 7500

                                 Schedule 1.1(c)

                                    Inventory


1.    Public Relations kit

2.    Dr. Greene's HouseCalls site content on CD-ROM

3. Any copies of The Parent's Complete Guide to Ear Infections that are remaining in inventory.

                                  Schedule 1.2

                                 Excluded Assets

1. All imagery, pictures, text or other content contained within the Adam Health Illustrated Encyclopedia (the "Adam.com Encyclopedia") that are included on the Site.

2. All imagery, pictures, text, presentations or other content contained within the Adam Health Images and Presentations Library that are included on the Site.

                                  Schedule 1.8

                                     Options

     Name of Grantee             Date of Grant          Number of Options

Alan Greene                         7/30/99                  10,000
                                    5/10/00                   2,500
                                                             ------
                                     Total                   12,500

Cheryl Nash                         7/30/99                   5,000
                                                             ------
                                    5/10/00                   1,250
                                     Total                    6,250
                                                             ------

                                  Schedule 1.11

                   Seller's Employees that Purchasers May Hire

1.    Cindy Paiva

2.    All Community Manager and Host Consultants

                                  Schedule 4.1

                               Seller's Exceptions

      The representations and warranties by Seller contained in Sections 4.1(d), 4.1(e), 4.1(g), 4.1(h), 4.1(i) and 4.1(k) are qualified as follows:

1. Seller's representations and warranties are qualified to the extent of the rights of any third party as set forth in the agreements listed on
      Schedule 1.2 and Schedule 4.1(i).

2. Seller's representations and warranties are qualified to the extent such representations and warranties were true and correct in all material respects when made by AG and CLG in the Prior Agreement.

                                 Schedule 4.1(g)

                    Copyright Registrations and Applications

None

                                 Schedule 4.1(h)

      Trademark, Service Mark and Trade Name Registrations and Applications

None

                                 Schedule 4.1(i)

                   Agreements, Arrangements and Understanding

                                [to be confirmed]

1.    See list of Excluded Assets under Schedule 1.2

2.    Agreement with Network Solutions for domain name www.drgreene.com.

3.    Agreement with Web-Swat for web site services.

EXHIBIT A

                       ASSIGNMENT OF INTELLECTUAL PROPERTY

         THIS ASSIGNMENT OF INTELLECTUAL PROPERTY (the "ASSIGNMENT"), made and entered into as of the 31st day of January, 2001, by and between Alan Greene, M.D., an individual resident of California ("AG"), Cheryl Lorraine Greene, an individual resident of California ("CLG;" together with AG collectively, the "PURCHASERS"), and adam.com, Inc., a Georgia corporation ("ASSIGNOR").

                                   WITNESSETH:

         WHEREAS, pursuant to that certain Asset Purchase Agreement dated as of January 31, 2001 by and among Purchasers and Assignor (the "PURCHASE AGREEMENT"), Assignor has agreed to sell, transfer, and assign the Assets (as defined therein) to Purchasers;

         WHEREAS, Assignor is the owner and holder of the Copyright Interests and Trademark Interests and all of the goodwill associated therewith (collectively, the "INTELLECTUAL PROPERTY") relating to the Assets;

         WHEREAS, Assignor desires to assign (other than as expressly excepted below) to Purchasers all of Assignor's rights, title, and interests in and to the Intellectual Property, and Purchasers desires to accept such assignment; and

         WHEREAS, unless otherwise defined herein, the capitalized terms used herein shall have the meanings ascribed to them in the Purchase Agreement.

         NOW, THEREFORE, for and in consideration of the premises and the consideration provided in the Purchase Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged:


                                    SECTION 1
                             TRANSFER AND ASSIGNMENT

         1.1 CONVEYANCE OF RIGHTS. Assignor hereby transfers, grants, conveys, assigns, and relinquishes exclusively to Purchasers all of Assignor's rights, title, and interests in and to the Intellectual Property, in perpetuity (or for the longest period of time otherwise permitted by law), including all rights, title, interests, and benefit (including copy, adapt, distribute, display, and perform under copyright law; and to use and disclose under trade secret law) of Assignor in and to the Copyright Interests and the Trademark Interests (including, in the case of trademarks, service marks and trade names, all goodwill appertaining thereto), and all other intellectual property rights owned or claimed by Assignor embodied in the Intellectual Property, specifically including (without limitation) the registrations and applications listed in
SCHEDULE 1 hereto.

         1.2 FURTHER ASSURANCES. Assignor shall execute and deliver, from time to time after the date hereof upon the request of Purchasers, such further conveyance instruments, and take such further actions, as may be necessary or desirable to evidence more fully the transfer of ownership of all the Intellectual Property to Purchasers, or the original ownership of all the Intellectual Property on the part of Purchasers, to the fullest extent possible. Assignor therefore agrees to:

         1. Execute, acknowledge, and deliver any affidavits or documents of assignment and conveyance regarding the Intellectual Property,

         2. Provide all reasonable assistance in connection with any proceeding affecting the rights, title, interests, or benefit of the Company and to the Intellectual Property, PROVIDED THAT any out of pocket expenses associated therewith shall be borne by Purchasers, and

         3. Perform any other acts deemed necessary to carry out the intent of this Agreement.

         1.3 ACKNOWLEDGMENT OF RIGHTS. In furtherance of this Agreement, Assignor hereby acknowledges that, from this date forward, Purchasers have succeeded to all of Assignor's rights, title, and standing to:

         1. Receive all rights and benefits pertaining to the Intellectual Property,

         2. Institute and prosecute all suits and proceedings and take all actions that the Company, in its sole discretion, may deem necessary or proper to collect, assert, or enforce any claim, right, or title of any kind in and to any and all of the Intellectual Property, and

         3. Defend and compromise any and all such actions, suits, or proceedings relating to such transferred and assigned rights, title, interests, and benefits, and do all other such acts and things in relation thereto as Purchasers, in their sole discretion, deem advisable.

                                    SECTION 2
                                  MISCELLANEOUS

         2.1 This Agreement shall inure to the benefit of, and be binding upon, the parties hereto together with their respective legal representatives, successors, and assigns.

         2.2 This Agreement shall be governed by, and construed in accordance with, the laws of the State of Georgia, excluding its principles of conflicts of law.

         2.3 This Agreement merges and supersedes all prior and contemporaneous agreements, assurances, representations, and communications between or among the parties hereto concerning the matters set forth herein other than the Purchase Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Assignment to be executed by their duly authorized representatives as of the date first provided above.

                                       ASSIGNOR:

                                       ADAM.COM, INC.


                                       By: /s/ ROBERT S. CRAMER, JR.
                                           -----------------------------------
                                           Robert S. Cramer, Jr.
                                           Chairmand and CEO


                                       PURCHASERS:


                                       ALAN GREENE, M.D.

                                       /s/ ALAN GREENE, M.D.
                                       ---------------------------------------



                                       CHERYL LORRAINE GREENE

                                       /s/ CHERYL LORRAINE GREENE
                                       ---------------------------------------

                                   SCHEDULE 1


         None

EXHIBIT B
                              EMPLOYMENT AGREEMENT


      IN CONSIDERATION of and as a condition to Employee's employment, pay, and other benefits provided by adam.com, Inc. (the "Company") and other good and valuable consideration, the sufficiency of which is hereby acknowledged, Alan Greene, M.D. ("Employee") and the Company agree as follows:

Section I.  Definitions.

      For purposes of this Agreement, the following definitions apply:

      (a) "Confidential Information" means (i) when the Company is the disclosing party and Employee is the receiving party, any data or information, other than Trade Secrets, that is valuable to the Company or to the Company's customers or other third parties entrusting such information to the Company (the "Associated Companies") and not generally known to the public or to competitors of the Company or of the Associated Companies; and (ii) when Employee is the disclosing party and the Company is the receiving party, any data or information, other than Trade Secrets, that is valuable to Employee and not generally known to the public.

      (b) "Nondisclosure Period" means the period beginning on the date of this Agreement and ending two (2) years after the date Employee's employment with the Company ends or is terminated for any reason.

      (c) "Nonsolicitation Period" means the period beginning on the date of this Agreement and ending six (6) months after the date Employee's employment with the Company ends or is terminated for any reason.

      (d) "Trade Secret" means information including, but not limited to, any technical or non-technical information or data, formula, pattern, compilation, program, device, method, technique, drawing, process, financial data, financial plan, product plan, list of actual or potential customers or suppliers or other information similar to any of the foregoing, which (i) derives economic value, actual or potential, from not being generally known to the public or to other persons who can derive economic value from its disclosure or use and (ii) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy.

Section II. Scope of Employment.

      2.1 Effective Date of Agreement. This Agreement will be effective, and employment by the Company pursuant hereto will commence on February 1, 2001 (the "Effective Date").

      2.2 Term of Employment. This Agreement, and Employee's employment by the Company pursuant hereto, will be for the period commencing on the Effective Date and continuing for a period of six (6) months, unless sooner terminated pursuant to the terms hereof. This Agreement and Employee's employment will be automatically renewed for consecutive six (6)-month periods until either party gives the other of its or his intent not to renew at least thirty (30) days prior to the end of the initial six (6)-month period or any renewal period.

      2.3 Duties. Employee will be employed on the Effective Date as the Chief Medical Officer ("CMO") and will serve as a member of the Company's Advisory Board during the term of his employment. Employee will report to the Company's Chief Executive Officer and will have and fulfill all of the duties and responsibilities associated with such position together with any duties and responsibilities established for the Employee's position by the Company's CEO. Employee will devote a reasonable number of hours per week of his working time, attention, and energy to fulfill his duties and responsibilities to the Company. Employee will fulfill his duties and responsibilities as described in this Paragraph 2.3 in a reasonable and appropriate manner in light of the Company's policies and practices as established by the CEO and the laws and regulations which apply to the Company's operation and administration. Initially, Employee's duties and responsibilities will consist of: (i) representing the Company, as appropriate, at professional meetings and conferences; (ii) identifying himself as Chief Medical Officer of the Company, as appropriate, in television, radio, and print media appearances; (iii) identifying himself as Chief Medical Officer of the Company on the DrGreene.com Web site located at www.drgreene.com, to indicate an ongoing relationship; (iv) serving as an advocate for the Company at Health Internet Ethics, URAC (also known as the American Accreditation HealthCare Commission) and other appropriate associations; (v) attending (in person or by teleconference as appropriate) weekly meetings of the Company's leadership team to offer medical perspective; (vi) consulting on the Company's procedures and policies for editorial/review/update of the Company's products;
(vii) promoting the sale and syndication of the Company's products; (vii) consulting on the planning and development of the Children's Health product, as well as other products as appropriate; and (viii) providing reasonable assistance related to medical issues, physician representation to clients, and editorial review not to exceed 24 hours in any month.

      2.4 Compensation. Subject to the provisions of Paragraph 2.6 hereof, the Company will pay Employee, and Employee accepts as full compensation for all services to be rendered to the Company pursuant to this Agreement, the following compensation:

      (a) Base Salary. Employee will be paid a salary during the term of this Agreement of $5,000 per month ("Monthly Salary"), less applicable withholding, which will be paid in accordance with the Company's standard payroll practices and policies as in effect from time to time for salaried employees.

      (b) Stock Options. In addition to the Monthly Salary payable to Employee under Paragraph 2.4(a), the Company shall grant Employee as of the Effective Date an option to purchase 7,500 shares (the "Option Shares") of the Company's common stock, par value per share $.01 (the "Common Stock") in accordance with the terms and conditions of the stock option plan under which such options are granted. The Option Shares shall be fully vested at the time of grant and have an exercise price per share of the 4:00 p.m. closing price of the Common

Stock as reported on the Nasdaq National Market but in no case less than $1.94. For each six-month period that this Agreement is renewed, the Company shall grant Employee an additional option to purchase 7,500 shares of Common Stock, such options being fully vested. The Company shall issue a stock option agreement to Employee for each grant within a reasonable time after the effective date of such grant.

      2.5 Benefits.

      (a) Benefits Package. Employee, during the term of the Agreement, will be eligible to participate in the Company's standard benefit package for salaried employees, in accordance with the terms and condition of such standard benefit package, including without limitation, such medical plans as may be established by the Company. The Company will pay 100% of the insurance premium for its medical plans for the coverage of Employee (but no portion of cost for any of Employee's dependents). To the extent Employee participates in such standard benefit package, Employee shall be subject to the terms and conditions set forth therein.

      (b) Business Expenses. Employee shall be entitled to reimbursement for all reasonable business-related expenses incurred by Employee at the request of or on behalf of the Company, provided that Employee shall not incur cumulative business expenses in excess of $2,000.00 in any month without prior approval by the Company.

      2.6 Termination. This Agreement, and Employee's employment by the Company, will be terminated early (i) as a result of Employee's death; (ii) as a result of a disability by reason of which Employee is unable to perform (even with reasonable accommodation) the essential functions of his job; or (iii) upon the mutual agreement of Employee and the Company.

      2.7 Outside Interests. During Employee's employment with the Company, Employee may also be employed by any company and engage in any professional activities. Employee may create and publish books of any type and description; provided, however, that during the term of this Agreement, Employee shall ensure that (a) each such publication shall identify Employee as the "Chief Medical Officer" of the Company, and (b) no publication is co-developed with a competitor of the Company.

Section III. Trade Secrets and Confidential Information.

      3.1 Trade Secrets of the Company. Employee shall hold in confidence all Trade Secrets of the Company or any of the Associated Companies that came into Employee's knowledge during his employment by the Company and shall not disclose, publish or make use of such Trade Secrets at any time after the date hereof, on behalf of Employee or any other person or entity, without the prior written consent of the Company for as long as the information remains a Trade Secret. Employee further acknowledges that theft of Trade Secrets is a crime under the federal Economic Espionage Act of 1996, 18 U.S.C. ss.ss. 1831-1839, and California Penal Code ss. 499, and that persons engaging in such misappropriation may be subject to imprisonment and/or fines.

      3.2 Confidential Information of the Company. During the Nondisclosure Period, Employee will hold in confidence all Confidential Information of the Company or any of the Associated Companies that came into Employee's knowledge during his employment by the Company and will not disclose, publish or make use of such Confidential Information, on behalf of Employee or any other person or entity, without the prior written consent of the Company. The restrictions contained in this Paragraph 3.2 will not apply in the event that the information becomes available to the general public other than through the act or omission of Employee.

      3.3 Return of the Company's Materials. Upon the request of the Company and, in any event, upon the termination of Employee's employment with the Company, Employee shall deliver to the Company all memoranda, notes, records, manuals or other documents (including, but not limited to, written instruments, voice or data recordings, or computer tapes, disks or files of any nature), including all copies of such materials and all documentation prepared or produced in connection therewith, pertaining to the performance of Employee's services for the Company, the business of the Company or of the Associated Companies, or containing Trade Secrets or Confidential Information regarding the Company's business or the Associated Companies' business, whether made or compiled by Employee or furnished to Employee by virtue of his employment with the Company. Employee shall also deliver to the Company all computers, credit cards, telephones, office equipment, software, and other property the Company furnished to Employee by virtue of his employment with the Company.

      3.4 Trade Secrets of Employee. The Company shall hold in confidence all Trade Secrets of Employee that came into the Company's knowledge during Employee's employment by the Company and shall not disclose, publish or make use of such Trade Secrets at any time after the date hereof, on behalf of Employee or any other person or entity, without the prior written consent of Employee for as long as the information remains a Trade Secret. The Company further acknowledges that theft of Trade Secrets is a crime under the federal Economic Espionage Act of 1996, 18 U.S.C. ss.ss. 1831-1839, and California Penal Code ss. 499, and that persons engaging in such misappropriation may be subject to imprisonment and/or fines.

      3.5 Confidential Information of Employee. During the Nondisclosure Period, the Company will hold in confidence all Confidential Information of Employee that came into the Company's knowledge during Employee's employment by the Company and will not disclose, publish or make use of such Confidential Information, on behalf of the Company or any other person or entity, without the prior written consent of Employee. The restrictions contained in this Paragraph
3.5 will not apply in the event that the information becomes available to the general public other than through the act or omission of the Company.

      3.6 Return of Employee's Materials. Upon the request of Employee and, in any event, upon the termination of Employee's employment with the Company, the Company shall deliver to Employee all memoranda, notes, records, manuals or other documents, including all copies of such materials and all documentation, provided to the Company by Employee containing Trade Secrets or Confidential Information of Employee; provided, however, the Company is not required to return any materials or documentation that it is entitled to keep under Paragraph 3.3.

      3.7 Interpretation. The restrictions stated in Paragraphs 3.1, 3.2, 3.4 and 3.5 are in addition to and not in lieu of protections afforded to trade secrets and confidential information under applicable state law. Nothing in this Agreement is intended to or shall be interpreted as diminishing or otherwise limiting the right of either party under applicable state law to protect its Trade Secrets and Confidential Information.

Section IV. Nonsolicitation.

      4.1 Nonsolicitation of Customers. Employee hereby covenants and agrees that he will not, during the Nonsolicitation Period, without the prior written consent of the Company, solicit, directly or indirectly, any business related to the publication of health, medical, wellness or other health related information via a web site or the Internet from any of the Company's customers, including actively sought prospective customers, with whom Employee had personal business contact during his employment with the Company. Employee agrees and acknowledges that the identity of such customers and lists of such customers are Trade Secrets of the Company.

      4.2 Nonsolicitation of Employees. Employee hereby covenants that he will not, during the Nonsolicitation Period, without the prior written consent of the Company, solicit or attempt to solicit for employment for or on behalf of any corporation, partnership, venture or other business entity any person who, on the last day of Employee's employment with the Company, was employed by the Company and with whom Employee had personal business contact during the course of his employment with the Company (whether or not such person would commit a breach of contract by accepting such employment).

      4.3 Exceptions to Restrictive Covenants. The restrictive covenants in this
Section IV will not apply to any solicitation specifically related to the DrGreene.com Web site located at www.drgreene.com, and will not apply to those persons listed in Schedule C.


Section V.  Inventions and Prior Relationships.

      5.1 Inventions. Employee has disclosed on Schedule A a complete list of all inventions relating to the Company's business and proprietary to Employee that were made or first reduced to practice by Employee prior to his employment with the Company. The Company agrees to hold all such disclosures in confidence.

      5.2 Prior Commitments. Employee has no other agreements, relationships, or commitments to any other person or entity that conflict with Employee's obligations to the Company under this Agreement.

Section VI. Ownership of Employee Developments.

      6.1 Ownership of Work Product.

      (a) Employee agrees to promptly report and disclose to the Company in writing all developments, discoveries, methods, processes, designs, inventions, ideas, or improvements conceived, made, implemented, or reduced to practice by Employee, whether alone or acting with others, whether or not patentable or registerable under copyright or similar statutes, during Employee's period of employment by the Company, that are developed while utilizing, directly or indirectly, the Company's equipment, supplies, facilities, or trade secret information (hereinafter collectively called "Work Product"). Employee acknowledges and agrees that all Work Product is the sole and exclusive property of the Company. Employee agrees to assign, and hereby automatically assigns, without further consideration, to the Company any and all rights, title, and interest in and to all Work Product; provided however, that this Paragraph 6.1(a) shall not apply to any Work Product for which no equipment, supplies, facilities, or trade secret information of the Company was used and which was developed entirely on Employee's own time, unless the Work Product results from any work performed by Employee for the Company. Employee shall execute the attached Schedule B, which acknowledges that Employee has received written notification of his rights relating to inventions developed by Employee.

      (b) The Company, its successors and assigns, shall have the right to obtain and hold in its or their own name copyright registrations, trademark registrations, patents and any other protection available to the Company with respect to the Work Product. Additionally, any works of authorship that Employee prepares primarily for publication, and is published, on a web site for the Company will be deemed "works made for hire" within the meaning of 17 U.S.C. ss. 101 (Section 101 of the Copyright Act), the copyright of which will be owned solely and exclusively by the Company. If any such work of authorship that Employee produces is protectible by copyright but does not constitute a "work made for hire" within the meaning of 17 U.S.C. ss. 101 (Section 101 of the Copyright Act), then that work will be deemed assigned to Company, and Employee hereby assigns all right, title and interest, including worldwide copyright, in and to that work to the Company. Employee hereby irrevocably relinquishes for the benefit of the Company and its assigns any moral rights recognized by applicable law in such works of authorship that Employee produces.

      6.2 Cooperation. Employee agrees to perform, upon the reasonable request of the Company, during and after employment, such further acts as may be necessary or desirable to transfer, perfect, and defend the Company's ownership of the Work Product, including but not limited to: (a) executing, acknowledging, and delivering any requested affidavits and documents of assignment and conveyance; (b) assisting in the preparation, prosecution, procurement, maintenance and enforcement of all copyrights and/or patents with respect to the Work Product in any countries; (c) providing truthful testimony in connection with any proceeding affecting the right, title, or interest of the Company in any Work Product; and (d) performing any other acts deemed necessary or desirable to carry out the purposes of this Agreement. The Company shall reimburse all reasonable out-of-pocket expenses incurred by Employee at the Company's request in connection with the foregoing.

Section VII. Reasonable and Necessary Restrictions.

      7.1 Employee acknowledges that during the course of his employment with the Company Employee has received or may receive and has had or may have access to Confidential Information and Trade Secrets of the Company and of the Associated Companies, possibly including but not limited to confidential and secret business and marketing plans, strategies, and studies, detailed product information or product development information, detailed client/customer lists, and information relating to the operations and business requirements of those clients/customers. Accordingly, Employee is willing to enter into the covenants contained in this Agreement in order to provide the Company with what Employee considers to be reasonable protection for its interests.

      7.2 Employee acknowledges that the restrictions, prohibitions and other provisions in this Agreement are reasonable, fair, and equitable in scope, terms, and duration; are necessary to protect the legitimate business interests of the Company; and are a material inducement to the Company to employ or continue to employ Employee.

Section VIII. Restricted Business Practices.

      It is the policy of the Company not to receive any confidential or proprietary information from any employee arising in connection with the former employment of said employee (except for self-employment), irrespective of whether such information was received purposely or inadvertently. Employee is expressly prohibited from having said confidential or proprietary information on any Company property. Employee warrants that he has no information, whether written, oral, tangible, or intangible, which can be construed as the property of a former employer (excluding himself), and further that Employee will make no use of any such information in the performance of Employee's duties on behalf of the Company.

Section IX. Severability.

      In the event that any provision of this Agreement is held invalid or unenforceable in any circumstances by a court of competent jurisdiction, the remainder of this Agreement, and the application of such provision in any other circumstances, shall not be affected thereby. In such event, the affected provision will be deemed modified to the extent necessary to render such provision enforceable, and the rights and obligations of the parties will be construed and enforced accordingly, preserving to the fullest permissible extent the intent of the parties.

Section X. Governing Law.

      This Agreement, the rights and obligations of the parties hereto, and any claims or disputes relating to this Agreement, shall be governed by and construed in accordance with the laws of the State of California, not including the choice-of-law rules thereof.

Section XI. Assignment.

      Employee acknowledges that the services to be rendered by him are unique and personal. Accordingly, Employee may not assign any of his rights or delegate any of his duties or obligations under this Agreement. The rights and obligations of the Company shall inure to the benefit of and shall be binding upon the successors and assigns of the Company.

Section XII. Amendment; Waiver.

      No amendment, modification, or discharge of this Agreement shall be valid or binding unless set forth in writing and duly executed by each of the parties hereto. Any waiver by any party or consent by any party to any breach of or any variation from any provision of this Agreement shall be valid only if in writing and only in the specific instance in which it is given, and such waiver or consent shall not be construed as a waiver of any subsequent breach or any other provision or as a consent with respect to any similar instance or circumstance.

Section XIII. Arbitration.

      Except as provided below, any disputes or claims of any kind or nature, including as to arbitrability under this Agreement, between Employee and the Company arising out of, related to, or in connection with any aspect of Employee's employment with the Company or its termination, including all claims arising out of this Agreement and claims for alleged discrimination, harassment, or retaliation in violation of Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, 42 U.S.C. ss. 1981, the Age Discrimination in Employment Act of 1967, the Americans with Disabilities Act of 1990, the Family and Medical Leave Act of 1993, the Fair Labor Standards Act, the Employee Retirement Income Security Act of 1974, or any other federal, state, or local law, shall be settled by final and binding arbitration in San Francisco, California. Either party may file a written demand for arbitration with the American Arbitration Association pursuant to its National Rules for the Resolution of Employment Disputes. The arbitration shall be conducted by a single neutral arbitrator who is a member of the Bar of the State of California, has been actively engaged in the practice of law for at least fifteen (15) years, and has substantial experience in connection with employment law and interpretation of contracts. In considering the relevancy, materiality, discoverability, and admissibility of evidence, the arbitrator shall take into account, among other things, applicable principles of legal privilege, including the attorney-client privilege, the work product doctrine, and appropriate protection of the Company's Trade Secrets and Confidential Information. Upon the request of either party, the arbitrator's award shall be written and include findings of fact and conclusions of law. Judgment on the award rendered by the arbitrator may be entered by any court having jurisdiction. Any arbitration of any claim by Employee may not be joined or consolidated with any other arbitration(s) by or against the Company, including through class arbitration. The prevailing party in any such arbitration, or in any action to enforce this
Section XIII or any arbitration award hereunder, shall be entitled to recover that party's attendant attorneys' fees and related expenses from the other party to the maximum extent permitted by law. Except as may otherwise be required by law for this Agreement to be enforceable, each party shall be responsible for payment of one-half (1/2) of arbitration filing and administrative fees, and one-half (1/2) of fees and expenses of the arbitrator, irrespective of the outcome.

Notwithstanding any other provision of this Agreement, the Company may seek temporary, preliminary, or permanent injunctive relief against Employee at any time without resort to arbitration. The parties agree that this Agreement involves interstate commerce and that this arbitration provision is therefore subject to and governed by the Federal Arbitration Act. The parties confirm their agreement to this Section XIII by initialing below:

                       /s/ RSC, Jr.     /s/ AG
                       -------------    --------
                       The Company      Employee

Section XIV. Entire Agreement.

      This Agreement, including Schedule A, Schedule B, and Schedule C, constitutes and expresses the entire agreement of the parties hereto concerning its subject matter. There are no agreements, written or oral, express or implied, between the parties hereto, concerning the subject matter hereof, except the agreement set forth in this Agreement.

CAUTION: THIS AGREEMENT AFFECTS YOUR RIGHTS TO INVENTIONS YOU DEVELOP DURING YOUR EMPLOYMENT AND RESTRICTS YOUR RIGHT TO DISCLOSE OR USE THE COMPANY'S CONFIDENTIAL INFORMATION DURING OR SUBSEQUENT TO YOUR EMPLOYMENT.

EMPLOYEE HAS READ THIS AGREEMENT CAREFULLY AND UNDERSTANDS ITS TERMS. EMPLOYEE HAS COMPLETELY FILLED OUT SCHEDULE A TO THIS AGREEMENT AND HAS RECEIVED WRITTEN NOTIFICATION OF HIS RIGHTS TO INVENTIONS UNDER CALIFORNIA LABOR CODE SECTION 2870.

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the earliest date written below.



Date: 01/31/01                           adam.com, Inc.

                                        By:     /s/ ROBERT S. CRAMER, JR.
                                           --------------------------------
                                           Name:
                                           Title:


                                        EMPLOYEE

Date: 01/29/01                          /s/ ALAN GREENE, M.D.
                                        -----------------------------------
                                        Signature

                                        ALAN GREENE, M.D.
                                        -------------------------------------
                                        Print Name

                                        XXX-XX-XXXX
                                        -------------------------------------
                                        Social Security Number

                                   SCHEDULE A

      1. Prior Inventions. Except as set forth below, I acknowledge at this time that I have not, prior to my employment with the Company, made or reduced to practice (alone or jointly with others) any inventions relating to the Company's business (if none, so state):

      None

------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

      2. Conflicting Relationships. Except as set forth below, I acknowledge that I have no current or prior agreements, relationships, or commitments that conflict with my relationship with the Company under this Agreement (if none, so state):
                                None
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


DATE: 01/29/01                            /s/ ALAN GREENE, M.D.
     -------------------------------      ------------------------------
                                          Signature

                                          ALAN GREENE, M.D.
                                          ------------------------------
                                          Print Name

                                          XXX-XX-XXXX
                                          ------------------------------
                                          Social Security Number

                                   SCHEDULE B

                        WRITTEN NOTIFICATION TO EMPLOYEE

      In accordance with California Labor Code Section 2872, you are hereby notified that your Agreement on Confidentiality, Work Product, and Nonsolicitation does not require you to assign to the Company any invention for which no equipment, supplies, facility, or trade secret information of the Company was used, that was developed entirely on your own time, that does not relate to the business of the Company or to the Company's actual or demonstrably anticipated research or development, and that does not result from any work performed by you for the Company.

      The following is the text of California Labor Code Section 2870:

            (a) Any provision in an employment agreement which provides that an employee shall assign or offer to assign any of his or her rights in an invention to his or her employer shall not apply to an invention that the employee developed on his or her own time, without using the employer's equipment, supplies, facilities, or trade secret information except for those inventions that either:

                  (1) relate at the time of conception or reduction to practice of the invention to the employer's business, or actual or demonstrably anticipated research or development of the employer, or

                  (2) result from any work performed by the employee for the employer.

            (b) To the extent a provision in an employment agreement purports to require an employee to assign an invention otherwise excluded from being required to be signed under subdivision (1), the provision is against the public policy of this state and is unenforceable.

I hereby acknowledge receipt of this written notification.

/s/ ALAN GREENE, M.D.
------------------------------------------
Signature

ALAN GREENE, M.D.
------------------------------------------
Printed Name

01/29/01
------------------------------------------
Date

                                   SCHEDULE C

                                EXCLUDED PERSONS

1.    Cindy Paiva

2.    All Community Manager and Host Consultants

EXHIBIT C
                            LIMITED LICENSE AGREEMENT

      This Limited License Agreement (the "Agreement") is made this 31st day of January 2001, (the "Effective Date") by and between adam.com, Inc. (hereinafter referred to as "Adam") and Greene Ink, Inc., a California corporation (hereinafter referred to as "Licensee").

                                   Background

      Adam provides health and wellness content, through co-branding licenses, to other medical information service providers. Licensee maintains an internet web site at www.drgreene.com (the "Licensee Web Site") available for use by the general public (each such person being a "User"). Adam and Purchasers (as defined therein) are parties to that certain Asset Purchase and Sale Agreement dated as of January 31, 2001 ("Purchase Agreement") pursuant to which Adam will sell certain Assets (as defined therein) to the Purchasers. As a condition of the Purchase Agreement, Adam and Licensee will enter into a license agreement whereby Adam will license Adam-created health and wellness content to Licensee for display on the Licensee Web Site and other Web sites wholly owned and operated by Licensee for direct access by Users.

      Adam and Licensee agree as follows:

      1. Definitions. Capitalized terms not otherwise defined in this Agreement are used herein as defined below:

            "Implementation Date" means the first to occur of (a) the date on which the Content Pages are visible and available for Users through the Licensee Web Site, or (b) the date that is sixty (60) days after the Effective Date.

            "Term" means the Initial Term and any Renewal Terms, collectively.

The following capitalized terms are defined in the Sections of this Agreement referenced below:

            ====================================================
            Capitalized Terms              Section
            ====================================================
            Adam                           Preamble
            ----------------------------------------------------
            Adam Logo                      3.2
            ----------------------------------------------------
            Agreement                      Preamble
            ----------------------------------------------------
            Content Pages                  2.2
            ----------------------------------------------------
            Effective Date                 Preamble
            ----------------------------------------------------
            Health Images and              Exhibit 1, Section
            Presentations                  1(b)
            ----------------------------------------------------
            Initial Term                   6.1
            ----------------------------------------------------
            Licensed Content               2.1
            ----------------------------------------------------
            Licensee                       Preamble
            ----------------------------------------------------
            Licensee Content               2.2(c)
            ----------------------------------------------------
            Licensee Logo                  3.1
            ----------------------------------------------------
            Licensee Web Site              Background
            ----------------------------------------------------
            Pediatric Illustrated          Exhibit 1, Section
            Encyclopedia                   1(a)
            ----------------------------------------------------
            Renewal Term                   6.1
            ----------------------------------------------------
            Termination Date               6.4
            ----------------------------------------------------
            User                           Background
            ====================================================

      2. License Grant; Content Pages.

            2.1 Creation and Use. Adam grants to Licensee a non-exclusive, non-transferable, world-wide license to use and display the Adam proprietary content set forth on Exhibit 1 (the "Licensed Content") on the Licensee Web Site and other Web sites wholly owned and operated by Licensee subject to the terms and conditions of this Agreement. Licensee may not use, copy, modify, repackage, distribute or create derivative works from the Licensed Content in any manner not licensed by this Agreement.

            2.2 Development and Support.

                  (a) Adam will create and provide to Licensee in HTML format the Pediatric Illustrated Encyclopedia (the "Content Pages").

                  (b) Each Content Page will have at least one Adam icon with an appropriate Adam trademark or Adam Logo, as specified for appearance and placement according to Exhibit 2. During the Term, Licensee will identify Adam as the provider of the Pediatric Illustrated Encyclopedia and shall post the Adam Logo on the home page of the Licensee Web Site, which icon will include a link to the Content Pages.

                  (c) Adam will provide to Licensee access to the Health Images and Presentations. Licensee may select and use items from the Health Images and Presentations to annotate the content owned by Licensee and provided on the Licensee Web Site ("Licensee Content"). During the Term, Licensee will identify Adam as the provider of any portion of the Health Images and Presentations used by Licensee in the Licensee Content.

            2.3 Restrictions.

                  (a) Licensee may not use the Licensed Content, or authorize or permit any third person to use the Licensed Content, for any purpose other than those expressly authorized in this Section 2.

                  (b) Licensee may not re-license or distribute any portion of the Licensed Content to any third person other than as expressly authorized in this Section 2 or assign its rights in the Licensed Content to any third person except under a separate agreement between Adam and Licensee. Any sublicense or distribution of Licensee Content containing any Licensed Content will be subject to terms, including a royalty payable to Adam, of a reseller or distribution agreement between Adam and Licensee.

                  (c) Except as permitted by this Agreement, Licensee may not authorize any party to co-brand the Content Pages. For purposes of this Agreement, the terms "co-brand" or "co-branding" mean to display a name, logo, trademark, or other means of attribution or identification of any party in such a manner reasonably likely to give a User the impression that such other party has the right to display, publish, or distribute the Licensed Content.

                  (d) Licensee may modify the formatting, look and feel of the
            Licensed Content. Except as provided in the foregoing sentence, Licensee may not make any changes or modifications to the Licensed Content. Licensee may not translate the Licensed Content into any other language.

                  (e) Licensee may not authorize any party to link to, copy, or frame the Content Pages (whereby the Content Pages will appear on the same screen with a portion of another web site) or otherwise co-brand or re-package the Content Pages. Licensee will cause any unauthorized framing to cease immediately.

                  (f) Neither Party shall make any public statements or issue any press releases relating to this Agreement without the prior approval of the other Party. Adam may issue a press release announcing the signing of this Agreement and will obtain the prior approval of Licensee, which shall not be unreasonably withheld.

                  (g) Licensee may sell and serve advertising opportunities on the Content Pages without obligation to share revenues from such sales with Adam.

                  (h) Licensee will be required to incorporate the updates Adam provides to the Licensed Content on the Licensee Web Site within thirty (30) days of receipt of such updates. If Adam provides an update to Licensee for the Licensed Content, Licensee shall (a) use commercially reasonable efforts to incorporate the update on the Licensee Web Site and other Web sites wholly owned and operated by Licensee that are displaying the Licensed Content, (b) use commercially reasonable efforts to distribute such update to third parties to whom Licensee has distributed the Licensed Content at the earliest possible date, and (c) use reasonable efforts to request third parties to whom Licensee has distributed the Licensed Content to substitute and use such update at the earliest possible date.

      3. Logo License.

            3.1 Licensee. Licensee grants Adam a limited, non-exclusive, non-transferable license to use the Licensee logo and trademarks set forth on Exhibit 2 (the "Licensee Logo") solely in connection with (i) their display on Adam's standard marketing material, listing users and licensees of Adam's content and (ii) such other uses as Licensee may permit. Adam may not use, copy or display the Licensee Logo in any manner except as provided in this Agreement.

            3.2 Adam. Adam grants Licensee a limited, non-exclusive, non-transferable license to use the Adam logo set forth on Exhibit 2 (the "Adam Logo") solely (i) to the extent the Adam Logo is apparent on the Licensee Web Site, (ii) to the extent the Adam Logo is apparent on the Content Pages, (iii) to display on Licensee's standard marketing material, listing content providers and (iv) otherwise as required by this Agreement. Licensee may not use, copy or display the Adam Logo in any manner except as provided in this Agreement.

      4. Confidentiality.

            4.1 Confidential Information. Licensee and Adam agree to hold the terms and pricing of this Agreement confidential, except that both Adam and Licensee may disclose the fact that this Agreement exists for the Licensed Content, the Content Pages, and the Licensee Web Site, and both parties may disclose such pricing as necessary to comply with legal disclosure requirements (but will first use good faith efforts to obtain confidential treatment of pricing information in connection with any required filings or other disclosures). In addition, either party may disclose the terms and pricing of this Agreement to its affiliates, and to its business, financial, and legal representatives and consultants (provided such individuals owe a duty of confidentiality to the disclosing party) as necessary for such party to perform its obligations under this Agreement.

            4.2 Exceptions. The obligation of confidentiality in Section 4.1 will not extend to documents or things which:

                  (a) are in or fall into the public domain through no fault of the receiving party;

                  (b) are publicly disclosed by the party owning any
            confidential information contained therein prior to any disclosure by the other party; or

                  (c) must be disclosed by legal or governmental action, rule or regulation.

      5. Ownership

            5.1 Adam. Except for the license rights provided in this Agreement, Adam retains ownership of, and all right, title and interest in and to:
      (a) the Adam Logo; (b) any trademark, trade name, patent, copyright, technology, trade secret or know-how affixed to, incorporated in or relating to the Licensed Content and (c) any Adam created or owned patent, copyright, technology, trade secret or know-how affixed to, incorporated into the Content Pages. Licensee will use good faith efforts to cooperate with Adam in the protection of Adam's intellectual property rights, at Adam's reasonable request. Licensee will not remove, alter or conceal any Adam proprietary notice displayed on the Licensed Content or the Content Pages, nor will Licensee authorize others to do so.

            5.2 Licensee. Except for the license rights provided in this Agreement, Licensee retains ownership of, and all right, title and interest in and to the Licensee Content and any trademark, trade name, patent, copyright, technology, trade secret or know-how affixed to, incorporated in or relating to the Licensee Web Site. Licensee is not acquiring any right, title or interest of any nature whatsoever in the Licensed Content, the Content Pages, or the Adam Logo except the license rights provided in this Agreement.

      6. Term and Termination

            6.1 Term. The term of this Agreement shall commence on the Effective Date and expire on the second anniversary of the Effective Date (the "Initial Term"), unless earlier terminated. The Term of this Agreement shall be automatically renewed for successive one (1) year terms (each a "Renewal Term") unless earlier terminated as provided herein or unless either party gives the other party written notice of its intent not to renew at least sixty (60) days prior to the end of the then-current term.

            6.2 Termination for Breach. Adam and Licensee each will have the right to terminate this Agreement upon written notice to the other party in the event that the other party commits a material breach of its warranties or obligations under this Agreement which has not been cured or corrected within 30 days following written notice given by the non-breaching party.

            6.3 Automatic Termination. This Agreement will terminate automatically if: (a) either party becomes the subject of any voluntary petition in bankruptcy or any voluntary proceeding relating to insolvency, receivership, liquidation or composition for the benefit of creditors; or
      (b) either party becomes the subject of an involuntary petition in bankruptcy or any involuntary proceeding relating to insolvency, receivership, liquidation or composition for the benefit of creditors, if such petition or proceeding is not dismissed within sixty (60) days of filing.

            6.4 Effect of Termination. Upon and after the termination of this Agreement for any reason upon any effective date of termination (the "Termination Date"):

                  (a) Licensee will immediately cease to display the Licensed
            Content and the Content Pages; and

                  (b) Within five (5) business days after the Termination Date,
            Licensee will either delete or return to Adam any copies it may have (in any form or format) of the Licensed Content and certify to Adam in writing that it has done so.

      7. Indemnification

            7.1 Licensee. Licensee will indemnify, defend and hold Adam harmless from any loss, damage or cost (including reasonable attorneys fees and court costs should Licensee breach its obligation to defend) arising out of any third-party claim relating to (i) the Licensee Web Site, (ii) the Licensee Content, (iii) any notices posted on, or changes made to, the Licensed Content or the Content Pages by Licensee, (iv) any claim, investigation or cause of action initiated by an U.S. governmental entity or regulatory agency arising out of the use of the Licensed Content or the Content Pages on the Licensee Web Site, or (v) any breach of this Agreement. Adam shall promptly notify Licensee of any such claim (unless the failure to notify Licensee promptly does not materially and adversely affect Licensee's ability to defend the claim), and shall permit Licensee to exercise sole control over the defense and settlement of such claim and shall cooperate with Licensee in the defense of the claim (at the expense of Licensee). Licensee will have the sole right to defend or settle any claim subject to indemnification by Licensee under this Section 7, provided that (i) counsel appointed by Licensee to defend Adam will not take any position which if sustained would cause Adam not to be indemnified by Licensee and (ii) Licensee may control the settlement of the action in its sole discretion so long as any such settlement imposes no obligations or liabilities on Adam. Adam will have the right to participate with Licensee in the defense or appeal of any such claim or judgment, at Adam's option and at Adam's own expense (such expense not being indemnified by Licensee), but Licensee will have sole control and authority with respect to any such defense, compromise, settlement, appeal or similar action.

            7.2 Adam. Adam will indemnify, defend and hold Licensee harmless from any loss, damage or cost (including reasonable attorneys fees and court costs should Adam breach its obligation to defend) arising out of any third-party claim relating to the Licensed Content asserted against Licensee and based upon the assertion that the Licensed Content, in the form provided by Adam, infringes the U.S. copyright interests of such third party. Licensee shall promptly notify Adam of any such claim (unless the failure to notify Adam promptly does not materially and adversely affect Adam's ability to defend the claim), and shall permit Adam to exercise sole control over the defense and settlement of such claim and shall cooperate with Adam in the defense of the claim (at the expense of Adam). Adam will have the sole right to defend or settle any claim subject to indemnification by Adam under this Section 7, provided that (i) counsel appointed by Adam to defend Licensee will not take any position which if sustained would cause Licensee not to be indemnified by Adam and (ii) Adam may control the settlement of the action in its sole discretion so long as any such settlement imposes no obligations or liabilities on Licensee. Licensee will have the right to participate with Adam in the defense or appeal of any such claim or judgment, at Licensee's option and at Licensee's own expense (such expense not being indemnified by Adam), but Adam will have sole control and authority with respect to any such defense, compromise, settlement, appeal or similar action.

      8. Warranties/Disclaimers

            8.1 Warranties.

                  (a) Each party represents and warrants that it has the full right and authority to enter into this Agreement and perform its obligations under this Agreement and grant the rights and licenses granted in this Agreement.

                  (b) Adam warrants that the authorized use of the Licensed
            Content (i) will not infringe any copyright, trademark, patent, trade secret, or other proprietary right of any third party and (ii) will not violate any applicable law or regulation. Adam warrants that it has taken commercially reasonable steps to ensure the accuracy of the Licensed Content.

                  (c) Licensee warrants that the Licensee Web Site and the
            content accessible therein (other than the Licensed Content) (i) will not infringe any copyright, trademark, patent, trade secret, or other proprietary right of any third party, and (ii) will not violate any applicable law or regulation.

            8.2 Disclaimer. EXCEPT AS EXPRESSLY SET FORTH IN SECTION 8.1, EACH PARTY EXPRESSLY DISCLAIMS ALL WARRANTIES, WHETHER EXPRESS OR IMPLIED, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. ADAM DOES NOT WARRANT THAT THE LICENSED CONTENT OR THE CONTENT PAGES WILL BE ERROR-FREE OR WILL MEET LICENSEE'S SPECIFIC NEEDS. ADAM MAKES NO WARRANTY WHATSOEVER REGARDING THE ACCURACY OF THE MEDICAL INFORMATION CONTAINED IN THE LICENSED CONTENT.

      LICENSEE DOES NOT WARRANT THAT THE LICENSEE WEB SITE WILL BE ERROR FREE OR WILL MEET ADAM'S SPECIFIC NEEDS.

            8.3 Adam's Disclaimers. Adam will prepare appropriate disclaimers for display on the Content Pages to notify Users that the Licensed Content
      (i) is not intended to be medically accurate; (ii) is not intended to be used as a source of medical advice; and (iii) is not intended to be relied upon by any person or entity for purposes of medical diagnosis or treatment and will include reasonable and appropriate disclaimers and provisions for limitation of liability in agreements with Users of the Content Pages, or in terms and conditions applicable to Users of the Content Pages.

      9. Limitation on Liability. NEITHER LICENSEE NOR ADAM SHALL HAVE ANY LIABILITY TO THE OTHER PARTY FOR ANY INDIRECT, SPECIAL OR CONSEQUENTIAL OR PUNITIVE DAMAGES, INCLUDING LOSS OF PROFITS, REVENUE, DATA, OR USE INCURRED BY ANY PARTY, WHETHER IN AN ACTION IN CONTRACT, BREACH OF WARRANTY OR TORT, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. IN NO EVENT SHALL EITHER PARTY'S LIABILITY TO THE OTHER FOR ANY CAUSE OF ACTION, WHETHER IN CONTRACT OR IN TORT, EXCEED $50,000.

      10. General Provisions.

            10.1 No Waiver. The failure on the part of either party to exercise any right or remedy hereunder will not operate as further waiver of such right or remedy in the future or any other right or remedy.

            10.2 Entire Agreement/No Modification/Counterparts. This Agreement constitutes the complete understanding between the parties with respect to the terms and conditions set forth in this Agreement and supersedes all previous written or oral agreements and representations. The terms and conditions of this Agreement will control over any terms and conditions in any solicitation, request for proposal, proposal, purchase order, acknowledgment or other written form. This Agreement may be modified only in a writing that expressly references this Agreement and is executed by both of the parties to this Agreement. This Agreement may be executed in several counterparts, all of which taken together will constitute one single Agreement between the parties.

            10.3 Binding Intent/Assignment. The provisions of this Agreement will be binding upon and inure the benefit of the heirs, executors, successors and assignees of the Licensee and Adam. Neither party may assign this agreement or any of its rights or obligations hereunder without the other party's prior written consent, except that either party may assign this Agreement in its entirety in the event of a merger, corporate reorganization or a sale of all or substantially all of the assets of the assigning party without obtaining the other party's consent.

            10.4 Survival. Sections 2.3 and 6 through 10 will survive termination or expiration of this Agreement.

            10.5 Force Majeure. Neither party will be liable to the other for any cause beyond its reasonable control, and the party's performance will be excused if such party's performance is prevented by any cause or causes beyond its reasonable control without the fault or negligence of such party. Such causes may include, but are not necessarily restricted to, acts of God, of the public enemy, insurrection, civil disturbance, acts of the government in either its sovereign or contractual capacity, fires, epidemics, quarantine restrictions, strikes or labor disturbance, acts or omissions of carriers, transmitters, phone companies, Internet service providers, Internet backbone providers, vandals, or hackers.

            10.6 Severability. If any provision in this Agreement is found to be invalid, void, or unenforceable, the remaining provisions will nevertheless continue in full force and effect provided the original intent of the parties can be fulfilled.

            10.7 Governing Law/Venue. The laws of the State of Georgia will govern this Agreement without reference to Georgia's choice of law provisions. Licensee may only commence legal proceedings against Adam in a state court located in the County of Fulton, State of Georgia or a federal court located in the Northern District of Georgia, and Adam may only commence legal proceedings against Licensee in a state court located in the County of San Francisco, State of California or a federal court located in the Northern District of California.

            10.8 Arbitration. Any controversy or claim arising out of or relating to this Agreement, or any breach thereof, (excluding only the collection of license fees where the amounts of fees owed is not in dispute) will be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. Any such arbitration will be held in the offices of the American Arbitration Association located closest to the city in which the chief executive offices of the respondent to the demand for arbitration are located.

            10.9 Attorneys' Fees. In the event any obligation of this Agreement must be enforced, through litigation or otherwise, the prevailing party will be entitled to reasonable attorneys' fees.

            10.10 Notices. Any notices required to be given hereunder by either party or the other may be effected by either personal delivery thereof or by U.S. certified or registered mail, postage prepaid, recognized overnight commercial carrier, or facsimile. Mailed notices will be addressed to the parties at the addresses appearing beneath their signatures hereafter or to such other place as the respective parties may designate in writing.

            10.11 Independent Contractors. The parties have entered into this Agreement solely as independent contractors. Nothing in this Agreement will be construed as creating an agency relationship, partnership, joint venture, or any similar relationship between the parties. Licensee agrees that it will have no right or authority, at any time, to make any representation or commitment on behalf of Adam, or to make any representations or warranties, guarantees or commitments with respect to the Licensed Content, except as expressly authorized by Adam in writing.

            10.12 Headings/Interpretation. The following rules of interpretation must be applied in interpreting this Agreement: (1) the section and subsection headings used in this Agreement are for reference and convenience only, and will not enter into the interpretation of this Agreement, (2) all references to Sections and Exhibits are to Sections in this Agreement and Exhibits to this Agreement, as the case may be, (3) the provisions of the Exhibits are incorporated in this Agreement, and (4) as used in this Agreement, the term "including" will always be deemed to mean "including without limitation."

ADAM.COM, INC.                                  GREENE INK, INC.

By: /s/ ROBERT S. CRAMER, JR.                  By: /s/ ALAN GREENE, M.D.
   ---------------------------                     ---------------------------
Name:  Robert S. Cramer, Jr.                   Name: Alan Greene, M.D.
                                                     -------------------------
Title: Chairman and CEO                        Title: CEO
                                                     -------------------------
Address: 1600 RiverEdge Parkway                 Address: 900 Crow Canyon Road
   Suite 800                                    Suite S220
   Atlanta, GA  30328                           Danville, CA 94506
Fax: (770) 989-4970                             Fax:  925-964-1793
Telephone: (770) 980-0888                       Telephone: 925-964-1794

with a copy to:
--------------
King & Spalding
191 Peachtree St.
Atlanta, GA 30303
Attn:  William G. Roche
Fax: (404) 572-5145

Attachments

Exhibit 1   Licensed Content
Exhibit 2   Authorized Logos and Other Marks

                                    EXHIBIT 1

                                LICENSED CONTENT


1.    Licensed Content  The Licensed Content includes the following:

      (a) Adam Health Illustrated Encyclopedia - Pediatric Version

      The Adam Health Illustrated Encyclopedia (U.S. English Language version) contains articles supplying information on diseases, conditions, symptoms, injuries, surgeries, tests, nutrition and other preventive health topics. The Adam Health Illustrated Encyclopedia consists of approximately 4,000 articles covering over 30 medical specialties. The articles are written in consumer-friendly language. Content updates are provided on a quarterly basis. The Pediatric version consists of the Adam Health Illustrated Encyclopedia related specifically to Pediatrics (the "Pediatric Illustrated Encyclopedia").

      (b) Selected Items from the Adam Health Images and Presentations Library

      The Adam Health Images and Presentations Library consists of a wide variety of imagery, pictures, text and presentations ("Health Images and Presentations") in CD-ROM format and/or HTML format including the Health
Presentations: Surgeries and Procedures (U.S. English Language version) (the "Health Presentations"). The Health Presentations includes 144 web-enabled presentations, containing over 600 medical images, which provide a frame by frame explanation of common medical procedures, surgeries and tests.

Adam may modify or alter the Licensed Content at any time in its sole discretion.

                                    EXHIBIT 2

                        AUTHORIZED LOGOS AND OTHER MARKS

1.    Adam Logo.

      (a) Content Pages. Adam will display the Adam Logo, in 108 x 17 pixel format, above the fold in the top right-hand corner, on all Content Pages. When it appears on the Content Pages, the Adam Logo will contain a hypertext link to the "About Adam.com" section on the Adam web site, and to the corporate overview and product description areas of the Adam web site.

      (b) Electronic Files. Adam will provide Licensee with an electronic file containing the Adam Logo for usage as an icon for the hypertext link to the Content Pages on the Licensee Web Site.

      (c) Appearance. The Adam Logo should appear substantially as follows::


[Logo] adam.com(TM)

      (d) Changes. Adam may change the appearance of the Adam Logo at any time in its sole discretion, subject to the size and placement specifications indicated in this Exhibit 2.


2.    Licensee Logo.

To be provided by Licensee.

EXHIBIT D
                      LICENSING AND DISTRIBUTION AGREEMENT


      This Agreement is made effective as of January 31, 2001 (the "Effective Date") by and between Greene Ink, Inc., a California corporation ("Licensor"), and adam.com, Inc., a Georgia corporation ("Adam").

                                    RECITALS

      Adam, Alan Greene, M.D. and Cheryl Lorraine Greene are parties to that certain Asset Purchase and Sale Agreement dated January 31, 2001 ("Purchase Agreement"), pursuant to which Adam will sell and the Purchasers (as defined therein) will purchase Assets (as defined therein). As a condition to the Purchase Agreement, the Purchasers will cause Licensor to enter into a distribution agreement with Adam whereby Licensor will grant certain distribution rights in the Licensor Content (as defined below) to Adam.

      The parties agree as follows:

                                    Section 1
                                   DEFINITIONS

      The following definitions shall apply throughout this Agreement:

      1.1 "Licensor Content" means Licensor's proprietary content set forth on Exhibit A.

      1.2 "Trademarks" means Licensor's trademarks or trade names set forth on Exhibit A and as amended from time to time by Licensor.

      1.3 "Term" means the Initial Term and any Renewal Terms, collectively.

      1.4 "Updates" means revisions, modifications, updates, corrections, new versions, and new editions which may be developed by Licensor during the term of this Agreement.

      1.5 "Licensor Logo" means the DrGreene.com logo set forth on Exhibit B hereto and as amended from time to time by Licensor.

      1.6 "Licensor Web Site" means the Web site with the URL http://www.drgreene.com.


                                   Section 2
                             RIGHTS GRANTED TO ADAM

      2.1 Grant. In accordance with the terms and conditions of this Agreement, Licensor hereby grants to Adam the following license and related rights with respect to the Licensor Content:

            (a) a non-exclusive, royalty-free, worldwide license to (1) sublicense and distribute the Licensor Content during the Term to any third party solely for display on the third party's Web site and (2) grants such third parties the right to sublicense and subdistribute the Licensor Content solely for display on the subdistributees' Web sites. All rights not granted to Adam are retained by Licensor. Without limiting the generality of the foregoing, Licensor expressly retains the right to license the Licensor Content to third parties in any manner that Licensor deems appropriate; and

            (b) a non-exclusive, royalty-free, worldwide license to use the Trademarks during the Term in the use and distribution of the Licensor Content pursuant to subsection (a) above; provided that Adam complies in all respects with any guidelines or directions provided by Licensor with respect to proper usage of the Trademarks.

      2.2 Conditions of Grant. The rights and license granted to Adam under section 2.1 are subject to the following limitations and conditions:

            (a) Adam shall only sublicense and distribute the Licensor Content to, and allow subdistributees of the Licensor Content by, third parties as part of a bundle with other Adam provided content;

            (b) Adam shall not reproduce or display the Licensor Content in any manner or in conjunction with any other material which has the effect of disparaging or misrepresenting the Licensor Content;

            (c) Adam may abridge the Licensor Content, translate the Licensor Content into other languages, and modify the formatting, look and feel of the Licensor Content. All abridgements and translations of the Licensor Content shall be subject to review and approval by Licensor, which approval shall not be unreasonably withheld. Except as provided in the first sentence, Adam may not make any changes or modifications to the Licensor Content or create any other derivative works from the Licensor Content. Licensor shall own all derivative works including translations and upon development, such derivative works shall be deemed Licensor Content as provide in this Agreement;

            (d) Each page that contains any Licensor Content will (a) display the Licensor Logo, in accordance with Licensor's reasonable guidelines for use, and (b) will identify Alan Greene, M.D. as the author of the Licensor Content; and

            (e) All distribution by Adam of the Licensor Content to a third party shall be pursuant to a written agreement between Adam and the third party which grants the third party no greater rights, and imposes on the third party no lesser obligations, with respect to the Licensor Content than are granted to and imposed upon Adam.

      2.3 No Implied Rights. Except as specifically set forth in this Agreement, no express or implied license or right of any kind is granted to Adam regarding the Licensor Content or the Trademarks, including, but not limited to, any right to know, use, produce, receive, reproduce, copy, market, sell, distribute, transfer, translate, modify, adapt, disassemble, decompile, or reverse-engineer the Licensor Content or create derivative works based on the Licensor Content or any portions thereof. Licensor expressly retains the right to license the Licensor Content to third parties in any manner that Licensor deems appropriate.


                                   Section 3
                           OBLIGATIONS OF THE PARTIES

      3.1 Updates. From time to time during the Term, Licensor may create, at its own expense, Updates for the Licensor Content. Licensor shall provide Adam with any Updates created. Nothing contained in this Agreement shall be construed to obligate Licensor to create any Updates.

      3.2 Delivery of Licensor Content and Updates. Simultaneously with the execution of this Agreement, Licensor shall prepare and deliver to Adam, at a location specified by Adam, a copy of the most recent version of the Licensor Content. As Updates are developed from time to time by Licensor, Licensor shall provide Adam with the most recent version of such Updates.

      3.3 Support. Licensor will provide Adam with reasonable support and assistance related to the Licensor Content throughout the term of this Agreement. Licensor further agrees to inform Adam, and Adam agrees to inform Licensor, promptly of any known defects, errors or inaccuracies in the Licensor Content.

      3.4 Most Recent Version. Adam will use commercially reasonable efforts to use the most recent version of the Licensor Content and provide Updates to all third parties to whom Adam sublicenses and distributes the Licensor Content. Adam will bear the cost of all distribution of the Licensor Content. If Licensor provides an Update to Adam for the purpose of correcting an error in the Licensor Content, which error may, in the exclusive determination of Licensor, create a health risk to a viewer of user of the Licensor Content, Adam shall (a) use commercially reasonable efforts to incorporate that Update in its inventory of the Licensor Content at the earliest possible date, (b) use commercially reasonable efforts to distribute such Update to third parties to whom Adam has distributed the Licensed Content at the earliest possible date, and (c) use reasonable efforts to require third parties to whom Adam has distributed the Licensor Content to substitute and use such Update at the earliest possible date.

      3.5 Announcements. Neither party shall make any public statements or issue any press releases relating to this Agreement without the prior approval of the other party. Licensor may issue a press release announcing the signing of this Agreement and will obtain the prior approval of Adam, which shall not be unreasonably withheld.

      3.6 No Authority to Bind Licensor. Adam has, and will exercise, no authority to make statements, warranties or representations concerning the Licensor Content. Adam has, and will exercise, no authority to bind Licensor to any undertaking or performance with respect to the Licensor Content.

                                   Section 4
                               PROPRIETARY RIGHTS

      4.1 Ownership. Except for the license rights provided in this Agreement, Licensor retains ownership of, and all right, title and interest in and to: (a) the Licensor Content; and (b) the Trademarks and any patent, copyright, technology, trade secret or know-how affixed to, incorporated in or relating to the Licensor Content. Adam will use good faith efforts to cooperate with Licensor in the protection of Licensor's intellectual property rights, at Licensor's reasonable request. Adam will not remove, alter or conceal any Licensor proprietary notice displayed on the Licensor Content, nor will Adam authorize others to do so.


                                   Section 5
                                 CONFIDENTIALITY

      5.1 Confidential Information. Licensor and Adam agree to hold the terms and pricing of this Agreement confidential, except that both Adam and Licensor may disclose the fact that this Agreement exists for the Licensor Content, and both parties may disclose such pricing as necessary to comply with legal disclosure requirements (but will first use good faith efforts to obtain confidential treatment of pricing information in connection with any required filings or other disclosures). In addition, either party may disclose the terms and pricing of this Agreement to its affiliates, and to its business, financial, and legal representatives and consultants (provided such individuals owe a duty of confidentiality to the disclosing party) as necessary for such party to perform its obligations under this Agreement.

      5.2 Limitations. The obligation of confidentiality in Section 5.1 will not extend to documents or things which:

            (a) are in or fall into the public domain through no fault of the receiving party;

            (b) are publicly disclosed by the party owning any confidential information contained therein prior to any disclosure by the other party; or

            (c) must be disclosed by legal or governmental action, rule or regulation.


                                   Section 6
                           WARRANTIES AND DISCLAIMERS

      6.1 Warranties.

            (a) Each party represents and warrants that it has the full right and authority to enter into this Agreement and perform its obligations under this Agreement and grant the rights and licenses granted in this Agreement.

            (b) Licensor warrants that the authorized use of the Licensor Content (i) will not infringe any copyright, trademark, patent, trade secret, or other proprietary right of any third party and (ii) will not violate any applicable law or regulation. Licensor warrants that it has taken commercially reasonable steps to ensure the accuracy of the Licensor Content.

            (c) Licensor's performance of the terms of this Agreement and of Licensor's obligations hereunder shall not breach any separate agreement by which Licensor or any officer, director or stockholder is bound.

      6.2 Disclaimer. EXCEPT AS EXPRESSLY SET FORTH IN SECTION 6.1, LICENSOR EXPRESSLY DISCLAIMS ALL WARRANTIES, WHETHER EXPRESS OR IMPLIED, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. LICENSOR DOES NOT WARRANT THAT THE LICENSOR CONTENT WILL BE ERROR-FREE OR WILL MEET ADAM'S SPECIFIC NEEDS. LICENSOR MAKES NO WARRANTY WHATSOEVER REGARDING THE ACCURACY OF THE MEDICAL INFORMATION CONTAINED IN THE LICENSOR CONTENT.

      6.3 Adam's Obligation. Adam will provide appropriate disclaimers for display with the Licensor Content to notify users that the Licensor Content (i) is not intended to be medically accurate; (ii) is not intended to be used as a source of medical advice; and (iii) is not intended to be relied upon by any person or entity for purposes of medical diagnosis or treatment and will include reasonable and appropriate disclaimers and provisions for limitation of liability in agreements with users of the Licensor Content, and in terms and conditions applicable to users of the Licensor Content.


                                   Section 7
                             LIMITATION ON LIABILITY

NEITHER LICENSOR NOR ADAM SHALL HAVE ANY LIABILITY TO THE OTHER PARTY FOR ANY INDIRECT, SPECIAL OR CONSEQUENTIAL OR PUNITIVE DAMAGES, INCLUDING LOSS OF PROFITS, REVENUE, DATA, OR USE INCURRED BY ANY PARTY, WHETHER IN AN ACTION IN CONTRACT, BREACH OF WARRANTY OR TORT, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. IN NO EVENT SHALL EITHER PARTY'S LIABILITY TO THE OTHER FOR ANY CAUSE OF ACTION, WHETHER IN CONTRACT OR IN TORT, EXCEED $50,000.


                                   Section 8
                                 INDEMNIFICATION

      8.1 Adam. Adam will indemnify, defend and hold Licensor harmless from any loss, damage or cost (including reasonable attorneys fees and court costs should Adam breach its obligation to defend) arising out of any third-party claim relating to (i) any notices posted on, or changes made to, the Licensor Content by Adam, or (ii) any breach of this Agreement. Licensor shall promptly notify Adam of any such claim (unless the failure to notify Adam promptly does not materially and adversely affect Adam's ability to defend the claim), and shall permit Adam to exercise sole control over the defense and settlement of such claim and shall cooperate with

Adam in the defense of the claim (at the expense of Adam). Adam will have the sole right to defend or settle any claim subject to indemnification by Adam under this Section 8, provided that (i) counsel appointed by Adam to defend Licensor will not take any position which if sustained would cause Licensor not to be indemnified by Adam and (ii) Adam may control the settlement of the action in its sole discretion so long as any such settlement imposes no obligations or liabilities on Licensor. Licensor will have the right to participate with Adam in the defense or appeal of any such claim or judgment, at Licensor's option and at Licensor's own expense (such expense not being indemnified by Adam), but Adam will have sole control and authority with respect to any such defense, compromise, settlement, appeal or similar action.

      8.2 Licensor. Licensor will indemnify, defend and hold Adam harmless from any loss, damage or cost (including reasonable attorneys fees and court costs should Licensor breach its obligation to defend) arising out of any third-party claim relating to the Licensor Content asserted against Adam and based upon the assertion that the Licensor Content, in the form provided by Licensor, infringes the U.S. copyright interests of such third party. Adam shall promptly notify Licensor of any such claim (unless the failure to notify Licensor promptly does not materially and adversely affect Licensor's ability to defend the claim), and shall permit Licensor to exercise sole control over the defense and settlement of such claim and shall cooperate with Licensor in the defense of the claim (at the expense of Licensor). Licensor will have the sole right to defend or settle any claim subject to indemnification by Licensor under this Section 8, provided that (i) counsel appointed by Licensor to defend Adam will not take any position which if sustained would cause Adam not to be indemnified by Licensor and (ii) Licensor may control the settlement of the action in its sole discretion so long as any such settlement imposes no obligations or liabilities on Adam. Adam will have the right to participate with Licensor in the defense or appeal of any such claim or judgment, at Adam's option and at Adam's own expense (such expense not being indemnified by Licensor), but Licensor will have sole control and authority with respect to any such defense, compromise, settlement, appeal or similar action.


                                   Section 9
                                TERM; TERMINATION

      9.1 Term. The term of this Agreement shall commence on the Effective Date and expire on the second anniversary of the Effective Date (the "Initial Term"), unless earlier terminated. The Term of this Agreement shall be automatically renewed for successive one (1) year terms (each a "Renewal Term") unless earlier terminated as provided herein, or unless either party gives the other party written notice of its intent not to renew at least sixty (60) days prior to the end of the then-current term.

      9.2 Termination for Breach. Adam and Licensor each will have the right to terminate this Agreement upon written notice to the other party in the event that the other party commits a material breach of its warranties or obligations under this Agreement which has not been cured or corrected within 30 days following written notice given by the non-breaching party.

      9.3 Automatic Termination. This Agreement will terminate automatically if:
(a) either party becomes the subject of any voluntary petition in bankruptcy or any voluntary proceeding relating to insolvency, receivership, liquidation or composition for the benefit of creditors; or (b) either party becomes the subject of an involuntary petition in bankruptcy or any involuntary proceeding relating to insolvency, receivership, liquidation or composition for the benefit of creditors, if such petition or proceeding is not dismissed within sixty (60) days of filing.

      9.4 Effect of Termination. Upon and after the termination of this Agreement for any reason upon any effective date of termination (the "Termination Date"):

            (a) Adam will immediately cease to display the Licensor Content; and

            (b) Within five (5) business days after the Termination Date, Adam will either delete or return to Licensor any copies it may have (in any form or format) of the Licensor Content and certify to Licensor in writing that it has done so.


                                   Section 10
                            MISCELLANEOUS PROVISIONS

      10.1 No Waiver. The failure on the part of either party to exercise any right or remedy hereunder will not operate as further waiver of such right or remedy in the future or any other right or remedy.

      10.2 Entire Agreement/No Modification/Counterparts. This Agreement constitutes the complete understanding between the parties with respect to the terms and conditions set forth in this Agreement and supersedes all previous written or oral agreements and representations. The terms and conditions of this Agreement will control over any terms and conditions in any solicitation, request for proposal, proposal, purchase order, acknowledgment or other written form. This Agreement may be modified only in a writing that expressly references this Agreement and is executed by both of the parties to this Agreement. This Agreement may be executed in several counterparts, all of which taken together will constitute one single Agreement between the parties.

      10.3 Binding Intent/Assignment. The provisions of this Agreement will be binding upon and inure the benefit of the heirs, executors, successors and assignees of the Licensee and Adam. Neither party may assign this agreement or any of its rights or obligations hereunder without the other party's prior written consent, except that either party may assign this Agreement in its entirety in the event of a merger, corporate reorganization or a sale of all or substantially all of the assets of the assigning party without obtaining the other party's consent.

      10.4 Survival. Sections 4 through 10 will survive termination or expiration of this Agreement.

      10.5 Force Majeure. Neither party will be liable to the other for any cause beyond its reasonable control, and the party's performance will be excused if such party's performance is prevented by any cause or causes beyond its reasonable control without the fault or negligence of such party. Such causes may include, but are not necessarily restricted to, acts of God, of the public enemy, insurrection, civil disturbance, acts of the government in either its sovereign or contractual capacity, fires, epidemics, quarantine restrictions, strikes or labor disturbance, acts or omissions of carriers, transmitters, phone companies, Internet service providers, Internet backbone providers, vandals, or hackers.

      10.6 Severability. If any provision in this Agreement is found to be invalid, void, or unenforceable, the remaining provisions will nevertheless continue in full force and effect provided the original intent of the parties can be fulfilled.

      10.7 Governing Law/Venue. The laws of the State of Georgia will govern this Agreement without reference to Georgia's choice of law provisions. Licensor may only commence legal proceedings against Adam in a state court located in the County of Fulton, State of Georgia or a federal court located in the Northern District of Georgia, and Adam may only commence legal proceedings against Licensee in a state court located in the County of San Francisco, State of California or a federal court located in the Northern District of California.

      10.8 Arbitration. Any controversy or claim arising out of or relating to this Agreement, or any breach thereof, (excluding only the collection of license fees where the amounts of fees owed is not in dispute) will be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. Any such arbitration will be held in the offices of the American Arbitration Association located closest to the city in which the chief executive offices of the respondent to the demand for arbitration are located.

      10.9 Attorneys' Fees. In the event any obligation of this Agreement must be enforced, through litigation or otherwise, the prevailing party will be entitled to reasonable attorneys' fees.

      10.10 Notices. Any notices required to be given hereunder by either party or the other may be effected by either personal delivery thereof or by U.S. certified or registered mail, postage prepaid, recognized overnight commercial carrier, or facsimile. Mailed notices will be addressed to the parties at the addresses appearing beneath their signatures hereafter or to such other place as the respective parties may designate in writing.

      10.11 Independent Contractors. The parties have entered into this Agreement solely as independent contractors. Nothing in this Agreement will be construed as creating an agency relationship, partnership, joint venture, or any similar relationship between the parties. Licensee agrees that it will have no right or authority, at any time, to make any representation or commitment on behalf of Adam, or to make any representations or warranties, guarantees or commitments with respect to the Licensed Content, except as expressly authorized by Adam in writing.

      10.12 Headings/Interpretation. The following rules of interpretation must be applied in interpreting this Agreement: (1) the section and subsection headings used in this Agreement are for reference and convenience only, and will not enter into the interpretation of this Agreement, (2) all references to Sections and Exhibits are to Sections in this Agreement and Exhibits to this Agreement, as the case may be, (3) the provisions of the Exhibits are incorporated in this Agreement, and (4) as used in this Agreement, the term "including" will always be deemed to mean "including without limitation."

      IN WITNESS WHEREOF, this Agreement is executed as of the Effective Date set forth above.


ADAM.COM, INC.                                  GREENE INK, INC.

By: /s/ ROBERT S. CRAMER, JR.                  By: /s/ ALAN GREENE, M.D.
   ---------------------------                     ---------------------------
Name:  Robert S. Cramer, Jr.                   Name: Alan Greene, M.D.
                                                     -------------------------
Title: Chairman and CEO                        Title: CEO
                                                     -------------------------
Address: 1600 RiverEdge Parkway
  Suite 800                                    Address: 900 Crow Canyon Road
  Atlanta, GA  30328                                    --------------------
Fax: (770) 989-4970
Telephone: (770) 980-0888                  Suite S220
                                           Danville, CA 94506
                                           Fax: 925-964-1793
                                           Telephone: 925-964-1794
with a copy to:
--------------
King & Spalding
191 Peachtree St.
Atlanta, GA 30303
Attn:  William G. Roche
Fax: (404) 572-5145

                                    EXHIBIT A

                                LICENSOR CONTENT

1.    Licensor Content.  The Licensed Content includes the following:

      (a)   Dr. Greene's Q&A

      (b)   Daily Dose of Dr. Greene


                                   TRADEMARKS

To be provided

                                    EXHIBIT B

                                  LICENSOR LOGO


1.    Licensor Logo

To be provided


2.    Licensor Logo Use Guidelines

To be provided

EXHIBIT E
                       GENERAL BILL OF SALE AND ASSIGNMENT


         THIS BILL OF SALE AND ASSIGNMENT is executed and delivered as of this 31st day of January, 2001, by and among Alan Greene, M.D., an individual resident of California ("AG"), Cheryl Lorraine Greene, an individual resident of California ("CLG;" together with AG collectively, the "PURCHASERS"), and adam.com, Inc., a Georgia corporation ("SELLER").

                              W I T N E S S E T H:

         WHEREAS, pursuant to that certain Asset Purchase Agreement dated as of January 31, 2001 by and among Purchasers and Seller (the "PURCHASE AGREEMENT"), Seller has agreed to sell, transfer, and assign the Assets (as defined therein) to Purchasers;

         WHEREAS, unless otherwise defined herein, the capitalized terms used herein shall have the meanings ascribed to them in the Purchase Agreement; and

         WHEREAS, the parties now desire to carry out the intent and purpose of the Purchase Agreement by Seller's execution and delivery to Purchasers of this General Bill of Sale and Assignment, in addition to such other instruments as Purchasers shall have otherwise received or may hereafter request in accordance with the terms hereof and the Purchase Agreement, evidencing the vesting in Purchasers of the Assets of Seller hereafter described.

         NOW, THEREFORE, for and in consideration of the premises and the consideration provided in the Purchase Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged:

         1. Seller hereby conveys, grants, bargains, sells, transfers, sets over, delivers and assigns unto Purchasers and their successors and assigns, forever, all of the Seller's rights, title and interests in and to the Assets, including without limitation domain name and Internet protocol address of the Site, Copyright Interests, Trademark Interests, and certain of the Seller's contracts as set forth on SCHEDULE 1.1(A) to the Purchase Agreement, Personal Property, Inventory, and Books and Records, all free and clear of all mortgages, liens, pledges, security interests, charges, claims, restrictions, encumbrances, and equities whatsoever.

         2. Seller shall execute, acknowledge, deliver and perform, or cause to be executed, acknowledged, delivered and performed, all such further acts, deeds, assignments, transfers, assumptions, conveyances, receipts, acknowledgments, acceptances, and assurances and take all such further actions as may be reasonably necessary or otherwise reasonably required to procure for Purchasers, or for aiding and assisting in collecting and reducing to possession, any and all of the Assets.

         3. This General Bill of Sale and Assignment shall be binding upon Seller and Purchasers and their respective heirs, executors, legal representatives, successors and assigns.

         4. The assignments made hereunder are made in accordance with and subject to the representations, warranties, covenants, limitations and provisions contained in the Purchase Agreement and the exhibits and schedules thereto.

5. This General Bill of Sale and Assignment shall be governed by and construed and enforced in accordance with the laws of the State of Georgia excluding its principles of conflicts of law.

         IN WITNESS WHEREOF, the parties hereto have caused this General Bill of Sale and Assignment to be executed by their duly authorized representatives as of the date first provided above.



                                   PURCHASERS:


                                   ALAN GREENE, M.D.

                                   /s/ ALAN GREENE, M.D.
                                   -----------------------------------


                                   CHERYL LORRAINE GREENE

                                   /s/ CHERYL LORRAINE GREENE
                                   -----------------------------------



                                   SELLER:



                                   By: /s/ ROBERT S. CRAMER, JR.
                                      --------------------------------
                                       Robert S. Cramer, Jr.
                                       Chairman and CEO


                                       2